Filed with the SEC on May 9, 1997         Registration No. 333-25309

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -----------------------------
                                    FORM S-4
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                        ------------------------------

                             DEPOSIT GUARANTY CORP.
             (Exact name of registrant as specified in its charter)

        MISSISSIPPI                    6711                       64-072169
(State or other jurisdiction (Primary Standard Industrial  IRS Employer Identi-
of incorporation or          Classification Code Number)   fication Number)
organization)

                                           ARLEN L. MCDONALD
 210 EAST CAPITAL STREET                   210 EAST CAPITOL STREET
 POST OFFICE BOX 730                       POST OFFICE BOX 730
 JACKSON, MISSISSIPPI  39205               JACKSON, MISSISSIPPI  39205
 TELEPHONE NUMBER: (601) 354-8497          TELEPHONE NUMBER: (601) 354-8497
 (Address, including zip code,             (Name, address, including zip
 and telephone number, including           code, and telephone number,
 area code of registrant's                 including area code of agent
 principal executive offices)              for service)

                                       Copies to:

    L. Keith Parsons, Esq.             Bob D. Tucker, Esq.
    Watkins Ludlam & Stennis, P.A.     Kantrow, Spaht, Weaver & Blitzer (APLC)
    633 North State Street             445 North Boulevard
    Post Office Box 427                Post Office Box 2997
    Jackson, Mississippi  39205-0427   Baton Rouge, Louisiana 70821
    Telephone Number: (601) 949-4701   Telephone Number: (504) 383-4703


                                    EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 is to file as an Exhibit to the Registration Statement a letter that is being sent to the shareholders of NBC Financial Corporation.

                                       SIGNATURES

Pursuant to the  requirements  of the Securities Act of 1933,  Deposit  Guaranty
Corp. has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on this the 9th day of May, 1997.

DEPOSIT GUARANTY CORP.

BY:
     E.B. Robinson, Jr.
     President



Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.



NAME                                        TITLE                         DATE

                                      Chairman of the Board         May 9, 1997
E. B. Robinson, Jr.                   and Director  (Principal
                                      Executive Officer)

                                      President and Director        May 9, 1997
Howard L. McMillan, Jr.

                                      Executive Vice President      May 9, 1997
Arlen L. McDonald                     (Principal Financial
                                      Officer)

                                      Controller (Principal         May 9, 1997
Stephen E. Barker                      Accounting Officer)

                                      Director                      May 9, 1997
Haley R. Barbour

                                      Director                      May 9, 1997
Richard H. Bremer

                                      Director                      May 9, 1997
Sharon S. Greener

                                      Director                      May 9, 1997
Warren A. Hood, Jr.

                                      Director                      May 9, 1997
Charles L. Irby

                                      Director                      May 9, 1997
William R. James

                                      Director                      May 9, 1997
Booker T. Jones

                                      Director                      May 9, 1997
Richard D. McRae, Jr.

                                      Director                      May 9, 1997
W. R. Newman, III

                                      Director                      May 9, 1997
John N. Palmer

                                      Director                      May 9, 1997
J. Kelley Williams



*BY:
       E.B. Robinson, Jr.
       Attorney-in-Fact

                                     EXHIBIT INDEX


EXHIBIT NUMBER        DESCRIPTION

99 Letter to NBC Financial Corporation shareholders dated May 9, 1997